Exhibit 99.1

Balanced Health Botanicals, LLC

Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

Balanced Health Botanicals, LLC

Independent Auditor’s Report

To the Members and the Board of Directors Balanced Health Botanicals, LLC

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Balanced Health Botanicals, LLC, which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations, comprehensive income, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Balanced Health Botanicals, LLC as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

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7001 E. Belleview Ave., Ste. 700 | Denver, CO 80237-2733 | TF 866.740.4100 | T 303.770.5700 | F 303.770.7581 | EOE

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Other Matter

The consolidated financial statements of Balanced Health Botanicals, LLC as of December 31, 2019, were audited by other auditors, whose report dated October 8, 2020, expressed an unmodified opinion on those statements.

Denver, Colorado June 1, 2021

BALANCED HEALTH BOTANICALS, LLC

CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$1,678,576	$ 2,311,883
Restricted cash	250,000	789,802
Accounts receivable, net	506,456	850,885
Inventory	3,174,884	10,758,914
Prepaid expenses and other	820,273	737,011
Total current assets	6,430,189	15,448,495

Property & equipment, net	1,681,307	2,020,214
Intangible assets, net	975,189	144,472
Other assets	291,114	712,709
Total assets	$ 9,377,799	$18,325,890

Liabilities and members' equity
Current liabilities:
Accounts payable	$1,302,065	$3,759,942
Accrued expenses and other	4,219,554	4,047,470
Current portion of notes payable, net	6,889,012	5,447,850
Deferred revenue	2,401,511	2,438,688
Total current liabilities	14,812,142	15,693,950

Notes payable, net	2,846,771	1,950,267
Other long term liabilities	436,387	260,635
Total liabilities	18,095,300	17,904,852

Commitments and contingencies (Note 12)

Members’ equity
Members’ equity; 13,754,940 and 15,151,515 units issued and outstanding as of December 31, 2020 and 2019, respectively	(8,690,342)	429,736
Accumulated other comprehensive loss	(27,159)	(8,698)
Total members’ equity	(8,717,501)	421,038

Total liabilities and members’ equity	$ 9,377,799	$ 18,325,890

The accompanying notes are an integral part of these consolidated financial statements.

BALANCED HEALTH BOTANICALS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2020	2019
Net sales	$ 36,815,367	$ 55,303,769
Cost of goods sold	18,929,645	27,899,999
Gross profit	17,885,722	27,403,770

Sales and marketing	12,309,107	13,580,553
General and administrative	12,041,525	12,509,393
Operating expenses	24,350,632	26,089,946
Operating income	(6,464,910)	1,313,824

Other expense, net	1,880,168	368,470

Net income	$ (8,345,078)	$ 945,354

The accompanying notes are an integral part of these consolidated financial statements.

BALANCED HEALTH BOTANICALS, LLC

CONSOLIDATED STATEMENTS OF  COMPREHENSIVE INCOME

	Year Ended December 31,
	2020	2019
Net income	$ (8,345,078)	$ 945,354
Other comprehensive loss:
Foreign currency translation adjustment	(18,461)	(8,698)
Comprehensive income	$ (8,363,539)	$ 936,656

The accompanying notes are an integral part of these consolidated financial statements.

BALANCED HEALTH BOTANICALS, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

	Members’ equity	Accumulated other comprehensive loss	Noncontrolling interest	Total members’ equity
Balance – December 31, 2018	$ 5,202,688	$ -	$ (13,236)	$ 5,189,452
Purchase of units from noncontrolling interest	(13,236)	-	13,236	-
Foreign currency translation adjustment	-	(8,698)	-	(8,698)
Distributions declared to members	(5,705,070)	-	-	(5,705,070)
Net income	945,354	-	-	945,354
Balance - December 31, 2019	429,736	(8,698)	-	421,038
Foreign currency translation adjustment	-	(18,461)	-	(18,461)
Distributions declared to members	(100,000)	-	-	(100,000)
Repurchase of members units	(675,000)	-	-	(675,000)
Net income	(8,345,078)	-	-	(8,345,078)
Balance - December 31, 2020	$ (8,690,342)	$ (27,159)	$ -	$ (8,717,501)

The accompanying notes are an integral part of these consolidated financial statements.

BALANCED HEALTH BOTANICALS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOW

                Year Ended December 31,

	2020	2019
Operating activities:
Net income	$ (8,345,078)	$ 945,354

Adjustments to reconcile net income to net cash flows (used in) provided by operating activities:
Depreciation and amortization	777,319	240,004
Bad debt expense	192,779	244,249
Loss on disposal of assets	9,639	3,424
(Gain) loss on equity method investment	-	(147,412)

Changes in operating assets and liabilities:
Accounts receivable	151,650	888,142
Inventory	7,584,030	(5,972,596)
Related party receivable	-	450,000
Prepaid expenses and other current assets	(83,262)	(291,071)
Other assets	403,134	(698,907)
Accounts payable	(2,457,877)	344,059
Accrued expenses and other	172,084	2,188,077
Deferred revenue	(37,177)	1,405,796
Other liabilities	175,752	260,635
Cash used in operating activities	(1,457,007)	(140,246)

Investing activities:
Proceeds from sale of equity method investment	-	147,412
Purchase of software	(770,972)	(279,786)
Purchase of property & equipment	(507,796)	(2,055,395)
Cash used in investing activities	(1,278,768)	(2,187,769)

Financing Activities:
Proceeds from borrowings	2,875,051	7,500,000
Repayment of notes payable	(492,385)	(28,133)
Debt issuance costs	(45,000)	(73,750)
Repurchase of members units	(675,000)	-
Distributions paid to members	(100,000)	(4,773,066)
Cash provided by financing activities	1,562,666	2,625,051

Net increase in cash, cash equivalents and restricted cash	(1,173,109)	297,036
Cash, cash equivalents and restricted cash, beginning of year	3,101,685	2,804,649
Cash, cash equivalents and restricted cash, end of year	$ 1,928,576	$ 3,101,685

Supplemental cash flow disclosures:
Interest paid	$ 727,835	$ 43,328

The accompanying notes are an integral part of these consolidated financial statements.

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION

Balanced Health Botanicals, LLC (“Balanced Health Botanicals”, “BHB”, “We”, or the “Company”), is a Colorado limited liability company formed on September 26, 2016, under the name ELS Universal, LLC. Effective January 4, 2019, the Company changed the name to Balanced Health Botanicals, LLC.   On February 22, 2019, the Company increased its ownership in Bota Holdings, LLC from 51% to a wholly owned subsidiary. On August 30, 2019, the Company incorporated Balanced Health Botanicals International Limited, an Ireland entity, as a wholly owned subsidiary. On April 6, 2020, the Company incorporate Balanced Health Botanicals UK, LTD, a United Kingdom entity, as a wholly owned subsidiary.

The Company is headquartered in Denver, Colorado, and manufactures and distributes hemp-derived Cannabidiol (CBD) products within the United States and Europe under its CBDistillery™ and BOTA™ brands.  The Company’s current product lines include tinctures, ingestible products, topicals, and pet products.  The Company’s products are distributed through its eCommerce website, third party eCommerce websites, wholesalers, and various retailers.

Profits and losses are allocated to the members based on their ownership interests in accordance with the operating agreement. No member or manager shall be individually liable under judgment, decree or order of any court, or in any other matter, for debt, obligation or liability of the Company.  The term of the Company is perpetual unless and until the Company is dissolved pursuant to applicable law.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The consolidated financial statements include the accounts of Balanced Health Botanicals and its subsidiaries, CBDistillery, LLC, Bota Holdings, LLC, Balanced Health Botanicals International, Ltd, and Balanced Health Botanicals UK, LTD. Intercompany balances and transactions are eliminated in preparation of the consolidated financial statements.

Going Concern

The Company currently has debt in the form of an outstanding convertible note (the “Convertible Note Payable”) with TTCP Executive Fund with a principal balance of $5,000,000 and accrued interest of $1,103,853 as of December 31, 2020.  The Convertible Note Payable matured in January 2020 and was subsequently extended for 90 days.  Pursuant to the terms of the agreement, the Convertible Note Payable was mandatorily convertible in the event a qualified financing event or acquisition transaction occurred on or prior to the maturity date (as further described in Note 8).  Since a qualified financing event or acquisition transaction had not occurred as of the maturity date, TTCP Executive Fund has the option to convert the note (as further described in Note 8), however, if not sooner converted, the entire unpaid principal balance and accrued but unpaid interest is due on demand.  As of June 1, 2021, the issuance date of the annual consolidated financial statements for the year ended December 31, 2020, the Convertible Note Payable has not been converted to equity and the Company does not expect that its cash or cash provided by financing activities, would be sufficient to fund its debt service payments related to the Convertible Note Payable if called by the holder.

Based on the uncertainty of the Company’s cash position and the due on demand nature of the convertible note with TTCP Executive Fund, as of the issuance date of the annual consolidated financial statements for the year ended December 31, 2020, the Company has concluded that there is substantial doubt about its ability to continue as a going concern for one year after the date that the consolidated financial statements are issued. To mitigate this risk, the Company plans to focus on cost management while making strategic investments in marketing and selling strategies to support revenue growth.  The Company also plans to pursue capital raising strategies.  However, the Company may be unable to obtain incremental equity or debt financing at favorable terms, or at all.  If we are unable to raise additional capital, we may be forced to reduce operations which would have a material impact on the Company.

The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results may differ from these estimates. Key estimates for the Company’s financial statements include valuation of inventory and assumptions related to deferred revenue and revenue recognition related to the Company’s loyalty program.

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Segments

The Company currently operates one segment engaged in the sale of hemp-derived Cannabidiol (CBD) products.  Information regarding revenues and operations for this segment is utilized on a regular basis by our chief operating decision maker ("CODM") to evaluate performance. Our Chief Executive Officer has been identified as the CODM.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash and accounts receivable.

The Company places its cash and cash equivalents on deposit with financial institutions in the United States. The Federal Deposit Insurance Corporation (“FDIC”) covers $250,000 for substantially all depository accounts. The Company from time to time may have amounts on deposit in excess of the insured limits. The Company had a $1,432,224 and $2,099,142 uninsured balance at December 31, 2020 and 2019, respectively.

Concentration of credit risk with respect to receivables is principally limited to receivables from credit card processors. As of December 31, 2020, and 2019, receivable balances of $609,954 and $1,400,912, respectively, were due from two credit card processors. Management considers these customer receivables to represent normal business risk. The Company did not have any customers that represented a significant amount of our sales for the years ended December 31, 2020 and 2019.

The restricted cash on the consolidated balance sheets relates to arrangements with the same credit card processors.

The Company purchases its inventory from various vendors.  For the year ended December 31, 2020, approximately 61% of the Company's purchases were made from 3 vendors.  For the year ended December 31, 2019, approximately 62% of the Company's purchases were made from 3 vendors.

Fair Value Measurements

Fair value is defined as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  The accounting guidance establishes a three-level hierarchy for disclosure that is based on the extent and level of judgement used to estimate the fair value of assets and liabilities.

•	Level 1 – uses unadjusted quoted prices that are available in active markets for identical assets or liabilities.

•

Level 2 – uses inputs other than quoted prices included in Level 1 that are either directly or indirectly observable through correlation with market data.  These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and inputs to valuation models or other pricing methodologies that do not require significant judgement because the inputs used in the model, such as interest rates and volatility, can be corroborated by readily observable market data.

•

Level 3 – used one or more significant inputs that are unobservable and supported by little or no market activity, and that reflect the use of significant management judgement.  Level 3 assets and liabilities include those whose fair value measurements are determined using pricing models, discounted cash flow methodologies or similar valuation techniques, and significant management judgement or estimation.

The carrying amount of cash, accounts receivable, accounts payable, and accrued expenses approximates their fair value due to their short maturity. The carrying amount of notes payable approximates fair value because stated or implied interest rates approximate current interest rates that are available for debt with similar terms.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. As of December 31, 2020 and 2019, the Company did not hold any cash equivalents.

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Restricted Cash

The Company has restricted cash with contracted credit card processors where the current arrangement provides those credit card processors the right to withhold a cash reserve balance from the Company’s credit card receipt transactions that is generally based off a percentage of sales. The Company had restricted cash of $250,000 and $789,802 as of December 31, 2020 and 2019, respectively. The amounts are classified as current as they are reasonably expected to be realized as an unrestricted asset within the next 12 months.

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the consolidated statements of cash flows.

                                                                                                                                                                                December 31,

	2020	2019
Cash and cash equivalents	$ 1,678,576	$ 2,311,883
Restricted cash	250,000	789,802
Total cash, cash equivalents, and restricted cash shown in the Statement of Cash Flows	$ 1,928,576	$ 3,101,685

Accounts Receivable and Allowance for Doubtful Accounts

Generally, the Company requires payment prior to shipment of its products to customers. However, in certain circumstances, the Company extends credit to various wholesalers and retailers. Accounts receivable consists of receivables from credit card processors that are related to payments from customers and trade accounts arising in the normal course of business. The Company considers any receivables outstanding greater than 90 days to be delinquent. Accounts receivable are carried at original invoice amount less a reserve made for doubtful receivables based on a review of all outstanding amounts.

Management has determined the allowance for doubtful accounts by evaluating individual customer receivables and considering a customer’s financial condition and credit history, and current economic conditions. As of December 31, 2020 and 2019, the Company’s allowance for doubtful accounts related to accounts receivable was $79,191 and $20,951, respectively.  Bad debt expense for the years ended December 31, 2020 and 2019, was $192,779 and $244,249 respectively, of which $0 and $248,216 related to a receivable with a single credit card processor that was not collected.

	Balance at beginning of year	Charged to income	Write-down	Balance at end of year
Allowance for doubtful accounts:

Year ended December 31, 2020	$ 20,951	$ 192,779	$ 134,539	$ 79,191

Year ended December 31, 2019	$ 174,743	$ 244,249	$ 398,041	$ 20,951

Inventory

Inventories are stated at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less any applicable selling expenses. Cost includes all expenses directly attributable to procurement of raw materials and finished goods, manufacturing of finished goods and suitable portions of related production overheads, based on normal operating capacity. Cost is determined by use of the first-in, first-out method.

The Company performs an assessment of inventory obsolescence to measure inventory at the lower of cost or net realizable value. Factors considered in the determination of obsolescence include slow-moving or non-marketable items.

Property and Equipment, net

Property and equipment is stated at cost less accumulated depreciation.  Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.  Maintenance or repairs are charged to expense as incurred.  Depreciation is provided on a straight-line basis over the assets estimated useful lives, and leasehold improvements are amortized on a straight-line basis over the shorter of the useful life or the remaining life of the related lease.  Estimated useful lives for property and equipment are as follows:

Machinery and Equipment5-10 years

Furnitures and Fixtures5-7 years

Leasehold ImprovementsShorter of lease life or estimated useful life

Upon sale or disposition, the historical asset cost and accumulated depreciation are removed from the respective accounts and any related gain or loss is recognized.

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impairment of Long-lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Circumstances that may lead to impairment of property and equipment include a significant decrease in the market price of a long-lived asset, a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition and a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset including an adverse action or assessment by a regulator. As of December 31, 2020, and 2019, the Company determined there were no impairments of long-lived assets.

Intangible Assets, net

The Company’s intangible assets consists of software and a trademark.  Software is stated at cost less accumulated amortization.  The Company’s trademark is determined to have an indefinite life and therefore not subject to amortization.  The Company evaluates the carrying value of intangible assets annually during the fourth quarter and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the asset below its carrying amount. Such circumstances could include but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. If the fair value of the intangible asset is less than its carrying amount, an impairment loss is recognized in an amount equal to the difference. Estimated useful lives for intangible assets are as follows:

Software3-5 years

TrademarksIndefinite

No impairments were identified during the years ended December 31, 2020 and 2019.

Revenue Recognition

The Company records revenue from the sales of its products when control passes to the customer, which is when the performance obligation has been satisfied.  Net sales are comprised of gross revenues less estimated product returns, trade promotional programs, consumer incentives, and allowances and discounts used to incentivize sales growth and build brand awareness.  These incentive costs are recognized at the date on which the Company recognizes the related revenue. The Company accepts returns for goods that do not meet the customer’s expectations, are unopened and within seven days of receipt, and accrues for an estimated level of returns.  Shipping fees charged to customers are included in sales and totaled $856,546 and $1,202,641 for the years ended December 31, 2020 and 2019, respectively. Taxes collected from customers that are remitted to governmental agencies are accounted for on a net basis and not included as revenue.

Additionally, the Company offers a loyalty program in which direct-to-consumer customers who elect to enroll in the program can earn loyalty points which are primarily earned through spend-based activities.  Loyalty members earn one point for every dollar spent, with a stated value of $0.10 per point.  Points cannot be redeemed for cash.  The Company recognizes revenue for the redeemed points upon delivery of the free or discounted product purchased.  The Company also estimates points expected to never be redeemed (“estimated breakage”) based on historical experience and expectations of future loyalty member’s behavior.

 Disaggregated Revenue

The majority of the Company’s revenue is derived from sales of branded products to consumers via our direct-to-consumer ecommerce website, and wholesale and retail business-to-business customers.  We believe that these categories appropriately reflect how the nature, amount, timing and uncertainty of revenue and cash flows are impacted by economic factors.

A description of our principal revenue generating activities are as follows:

-

Direct-to-consumer product sales – products sold through our online channel. Revenue is recognized when control of the purchased goods is transferred to the customer, which occurs upon delivery, at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods. Payment is due prior to the date of shipment.

-

Business-to-business product sales – products sold to our wholesale and retail customers for subsequent resale. Revenue is recognized when control of the goods is transferred to the customer, in accordance with the terms of the applicable agreement. Payment terms vary and can typically be 30 days from the date control over the product is transferred to the customer.

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table represents a disaggregation of revenue by sales channel:

                                                                                                                                                                      Year ended December 31,

	2020	2019
Direct-to-consumer	$ 28,231,624	$ 32,943,699
Business-to-business	8,583,743	22,360,070
Net sales	$ 36,815,367	$ 55,303,769

The Company recognizes revenues following the five step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

 Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to a customer. The Company has reviewed its various revenue streams for its existing contracts under the five-step approach. Direct-to-consumer product sales for non-loyalty members and business-to-business product sales contain a single performance obligation of the Company, the delivery of the underlying purchased goods.  Direct-to-consumer product sales for loyalty members include multiple performance obligations: (i) the delivery of the underlying purchased goods, and (ii) the promise to provide a free or discounted product upon future redemption.

Allocation of Transaction Price

Direct-to-consumer product sales for loyalty members contain two distinct performance obligations for which the Company allocates the transaction price based on the relative stand-alone value of each performance obligation, such that both revenue related to the delivery of the underlying purchased goods and deferred revenue for loyalty points issued to the customer are recognized based on the allocated consideration of value, after giving consideration to loyalty point breakage.  The loyalty liability represents a performance obligation to provide goods for free or at a discount to loyalty members in exchange for the redemption of points earned from past activities.

Contract Balances

Contract balances as a result of transactions with customers primarily consist of receivables included in accounts receivable, net, and deferred revenue in the Company's consolidated balance sheets.  Deferred revenue consists of cash received prior to transfer of control of goods to a customer, as well as the liability for loyalty points.  The beginning and ending balances for accounts receivable, unbilled receivables, and deferred revenues were as follows for the years ended December 31, 2020 and December 31, 2019.

	December 31, 2020	December 31, 2019	January 1, 2019
Accounts receivable, net	$ 506,456	$ 850,885	$ 1,983,276
Unbilled receivables	$ -	$ -	$ -
Deferred revenues	$ 2,401,511	$ 2,438,688	$ 1,032,892

Cost of Sales

The Company’s cost of sales includes costs associated with procurement, distribution, fulfillment and labor expense, manufacturing overhead, third-party providers, inbound and outbound freight and inventory cost adjustments to recognize inventory at their net realizable value. These expenses are reflected in the Company’s consolidated statements of operations when the product is sold and revenues are recognized or, in the case of inventory write-downs, when circumstances indicate that the carrying value of inventories is in excess of their net realizable value.

Compensation and Benefits

Compensation and benefits are presented within cost of goods sold, sales and marketing, and general and administrative in the consolidated statements of operations, based on the function of the employee or contractor.  The Company records compensation and benefits expense for all cash compensation, benefits, and related taxes as earned by its employees. Compensation and benefits expense also includes compensation earned by temporary employees and contractors who perform similar services to those performed by the Company’s employees, primarily information technology, human resources, and project management activities. The Company maintains a defined contribution 401(k) plan available to eligible employees. Employee contributions are voluntary, are determined on an individual basis and are limited to the maximum amount allowable under federal tax regulations. The Company, at its discretion, may make certain matching contributions to the 401(k) plan. The Company did not make any matching contributions during the years ended December 31, 2020 or 2019.

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Research and Development Expense

Research and development expenses are presented within general and administrative in the consolidated statements of operations.  Research and development costs are charged to expense as incurred and include, but are not limited to, employee salaries and benefits, cost of inventory used in product development, and consulting service fees. For the years ended December 31, 2020 and 2019, cost related to research and development were $531,863 and $326,015, respectively.

Advertising

Advertising costs are presented within sales and marketing in the consolidated statement of operations.  The Company supports its products with advertising to build brand awareness of the Company’s various products in addition to other marketing programs executed by the Company’s marketing team. The Company believes the continual investment in advertising is critical to the development and sale of its CBDistillery™ and BOTA™ branded products. Advertising costs of $5,727,866 and $5,382,468 were expensed as incurred during the years ending December 31, 2020 and 2019, respectively.

Sales Taxes

Various states impose a sales tax on the Company’s sales to non-exempt customers.  The Company collects the sales tax from customers and remits the entire amount to each respective state.  The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenues and cost of sales.

Income Taxes

As a limited liability corporation, the Company’s taxable income or loss is allocated to the members in proportion to their respective ownership percentages.  Accordingly, there is no provision for federal income taxes in the accompanying consolidated financial statements.

The Company is not subject to U.S. federal, state, and local, or non-U.S. income tax examinations by tax authorities for years ending December 31, 2020 and 2019.

Cumulative Translation Adjustment

The reporting currency of the Company is the U.S. dollar.  The functional currency of our foreign operation is the applicable local currency for the foreign subsidiary.  Assets and liabilities of the foreign subsidiary (including intercompany balance for which settlement is not anticipated in the foreseeable future) are translated at the spot rate in effect at the applicable reporting date.  The amounts reported in our consolidated statements of operations are translated at the average exchange rates in effect during the applicable period. The resulting foreign currency translation adjustment is recorded as a component of other comprehensive earnings in our consolidated statements of comprehensive income.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Indirect tax contingencies related to historical sales tax collection that are both probable and reasonably estimable total $1,694,060 and $1,546,532 as of December 31, 2020 and 2019, respectively, and are recorded in accrued expenses and other on the consolidated balance sheets.

Legal fees and related litigation costs are expensed as incurred.

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recent Accounting Pronouncements Not Yet Adopted

In August 2018, the FASB issued ASU 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40). This Update addresses users’ accounting for implementation costs incurred in a cloud computing arrangement that is a service contract and also adds certain disclosure requirements related to implementation costs incurred for internal-use software and cloud computing arrangements. The amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). This Update is effective for fiscal years beginning after December 15, 2020, and interim periods in annual periods beginning after December 15, 2021. The amendments in this Update can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is currently in the process of evaluating the impact of this new standard.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 was effective for fiscal years beginning after December 15, 2019, and interim periods beginning after December 15, 2020. In November 2019, the FASB issued ASU 2019-10, Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842), to delay the adoption date for ASU 2016-02. ASU 2016-02 is now effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is still permitted. The Company is currently in the process of evaluating the impact of this new standard.

3.	INVENTORY

Inventory as of December 31, 2020 and 2019 was comprised of the following:

                                                                                                                                                                                December 31,

	2020	2019
Finished goods	$ 2,249,754	$ 4,890,479
Work in process	925,130	5,868,435
Inventory	$ 3,174,884	$ 10,758,914

The Company recorded inventory cost adjustments to recognize inventory at their net realizable value of $3,956,548 and $1,264,999 for the years ended December 31, 2020 and 2019, respectively.  During the year ended December 31, 2020, the Company incurred inventory losses of $2,329,912 related to net realizable adjustments and $1,361,059 related to excess and obsolete inventory.  During the year ended December 31, 2019, the Company incurred inventory losses of $1,264,999 related to inventory received from a contract manufacturer that did not meet the Company’s quality standards.

4.	INVESTMENTS

On February 21, 2018, the Company purchased 50% of Iso-Pharm LLC for cash consideration of $100,620. On March 1, 2019, the Company sold its interest in Iso-Pharm LLC for cash consideration of $147,412 and recognized a gain on the sale of $147,412 included in other expense, net on the consolidated statements of operations.  Prior to its sale, the Company used the equity method of accounting to record its portion of income or loss as the Company did not exercise control over the significant economic decisions of Iso-Pharm LLC.

5.	PROPERTY & EQUIPMENT, NET

Property and equipment, net, as of December 31, 2020 and 2019 were as follows:

                                                                                                                                                                                   December 31,

	2020	2019
Leasehold improvements	$ 959,866	$ 797,723
Machinery and equipment	792,054	772,544
Furniture and fixtures	724,811	694,557
	2,476,731	2,264,824
Less: accumulated depreciation	(795,424)	(244,610)
Property and equipment, net	$ 1,681,307	$ 2,020,214

Depreciation expense for the years ended December 31, 2020 and 2019 was $557,278 and $240,004, respectively.

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.	INTANGIBLES ASSETS, NET

Intangible assets, net, as of December 31, 2020 and 2019 were as follows:

                                                                                                                                                                                   December 31,

	2020	2019
Software	$ 1,050,758	$ -
Trademarks	144,472	144,472
	1,195,230	144,472
Less: accumulated amortization	(220,041)	-
Intangible assets, net	$ 975,189	$ 144,472

Amortization expense for the years ended December 31, 2020 and 2019 was $220,041 and $0, respectively. Amortization expense on intangibles assets subsequent to December 31, 2020 are as follows:

2021	$ 351,772
2022	351,772
2023	127,173
2024	-
2025 and thereafter	-
$ 830,717

7.	ACCRUED EXPENSES AND OTHER

Accrued expenses and other as of December 31, 2020 and 2019 were as follows:

December 31,

	2020	2019
Sales tax reserve	$ 1,694,060	$ 1,546,532
Interest payable	1,112,963	467,742
Compensation related	683,264	687,787
Accrued distributions	-	932,005
Other accrued liabilities	729,267	413,404
Accrued expenses and other	$ 4,219,554	$ 4,047,470

8.	DEFERRED REVENUE

Deferred revenue as of December 31, 2020 and 2019 was as follows:

December 31,

	2020	2019
Loyalty deferred revenue	$ 2,113,509	$ 1,414,912
Deferred revenue	284,762	1,020,105
Other	3,240	3,671
Deferred revenue	$ 2,401,511	$ 2,438,688

9.	NOTES PAYABLE

The Company’s notes payable, net as of December 31, 2020 and 2019 were as follows:

                                                                                                                                                                                   December 31,

	2020	2019
Convertible note payable	$ 5,000,000	$ 5,000,000
Secured notes payable, net	3,360,732	2,398,117
Paycheck protection program	1,375,051	-
	9,735,783	7,398,117
Current portion of notes payable, net	6,889,012	5,447,850
Notes payable, net	$ 2,846,771	$ 1,950,267

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Convertible Note Payable

In January 2019, the Company issued the Convertible Note Payable for a notional amount of $5,000,000 to TTCP Executive Fund. The Convertible Note Payable bears interest at a rate of 10.0% per annum with an original maturity date of January 2020 and an option to extend the maturity for 90 days.  The Convertible Note Payable represents an unsecured obligation of the Company and shall be paid prior to any payments in full of any senior indebtedness incurred by the Company.  Pursuant to the terms of the agreement, the outstanding principal and accrued interest are mandatorily redeemable in the event any qualified financing event occurs, in which the Company issues preferred equity securities, on or before the maturity date with total proceeds to the Company of at least $20,000,000, at a conversion price equal to 80% of the lowest price per preferred equity security issued.  Additionally, the outstanding principal and accrued interest was mandatorily redeemable in the event an acquisition transaction occurred on or before the maturity date, at a conversion price equal to 80% of the lower of $350,000,000 or the enterprise value of the Company ascribed to such acquisition transaction.  In the event that the Company closed a transaction or series of transactions in which the Company sold any equity securities, including, but not limited to, preferred equity securities, on or before the maturity date, and such financing did not constitute a qualified financing event, TTCP Executive Fund had the option to convert all of the outstanding principal and accrued interest at a conversion price equal to 80% of the lowest price per equity security issued.  If neither a qualified financing event nor an acquisition transaction has been consummated by the maturity date, TTCP Executive Fund has the option to convert all or a portion of the outstanding principal and accrued interest into equity securities at a conversion price equal to a) the price per common unit of the Company based on the Company’s first completed valuation determination under Section 409A of the Internal Revenue Code of 1986, as amended, or b) if no such 409A valuation has been completed by the Company at or near the date of the note, the price per equity security shall be based on a valuation of the Company equal to $200,000,000, and the outstanding balance of the note shall be the greater of a) the then outstanding principal amount plus a premium amount, as provided for in the agreement, or b) the then outstanding principal amount plus all accrued interest thereon.

Secured Notes Payable

In November 2019, the Company entered into a loan arrangement for $2,000,000.  The note bears interest at a rate of 19.0% per annum, matures March 2024 and is secured by inventory. Principal and interest payments of $59,800 are due monthly. In connection with the loan arrangement, the Company incurred $60,000 in debt issuance costs.

In December 2019, the Company entered into a loan arrangement for $500,000.  The note bears interest at a rate of 19.0% per annum, matures April 2024, and is secured by inventory.  Principal and interest payments of $14,950 are due monthly.  In connection with the loan arrangement, the Company incurred $15,000 in debt issuance costs.

In January 2020, the Company entered into a loan arrangement for $1,500,000.  The note bears interest at a rate of 19.0% per annum, matures April 2024 and is secured by inventory.  Principal and interest payments of $44,850 are due monthly. In connection with the loan arrangement, the Company incurred $45,000 in debt issuance costs.

Paycheck Protection Program

On May 6, 2020, the Company signed a Paycheck Protection Program Promissory Note and Agreement for a loan of $1,375,051. The Loan is established under the terms and conditions of the SBA program of the United States Small Business Administration (“SBA”) and the USA CARES Act (2020)(H.R. 748)(15 U.S.C 636 et seq.) (the “Act”) and matures after two years on May 6, 2022, with monthly repayments of $77,384 commencing December, 2020.

Minimum principal payments on notes payable subsequent to December 31, 2020 are as follows:

2021	$ 6,917,131
2022	1,336,329
2023	1,240,618
2024	332,803
2025 and thereafter	-
$ 9,826,881

BALANCED HEALTH BOTANICALS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.	MEMBERS’ EQUITY

The Company has authorized one class of units, Common Units.  As of December 31, 2020, and 2019, the Company had 13,754,940 and 15,151,515 units, respectively, outstanding.  Prior to January 22, 2019, membership equity was based on the proportional ownership interests of the respective LLC owners. On January 22, 2019, the Company issued units to members in proportion to their ownership interest.  Certain stock appreciation rights were issued to executives of the Company.  The terms of those awards provide for a cash payout commensurate to a percentage of excess value over the net equity value as defined in the award agreement.  The awards vest upon a change in control, and as that has not yet occurred, no expense has been recorded.

In July 2020, in exchange for the amendment of certain non-compete arrangements with prior unitholders and officers, the Company entered into settlement agreements to repurchase 1,396,575 units of the Company for $675,000.

11.	RELATED PARTY TRANSACTIONS

During 2018, the Company provided financing to Industrial Hemp Partners, LLC for $450,000, bearing interest at 6.0% per annum.  One member of Industrial Hemp Partners, LLC, PT Brothers, LLC, was an affiliate of a member of the Company.  As of December 31, 2019, and 2018, unpaid principal of $0 and $450,000, respectively, is included in related party notes receivable on the consolidated balance sheets.  In January 2019, the Company collected the receivable in full.

For the years ended December 31, 2020 and 2019, the Company recognized revenue for products sold to Feals, Inc. of $0 and $358,002, respectively.  Feals, Inc. is an affiliate of a member of the Company’s Board of Directors. Revenue recognized to the related party is included in net sales on the consolidated statement of operations.  No trade receivables are outstanding as of December 31, 2020 or 2019.

For the years ended December 31, 2020 and 2019, the Company recognized expenses related to marketing services provided by Parcon Media of $534,787 and $494,547, respectively, which are included in sales and marketing on the consolidate statement of operations.  Parcon Media is an affiliate of a member of the Company.  As of December 31, 2020, and 2019, accounts payable outstanding are $23,500 and $67,000, respectively, and are included in accounts payable on the consolidated balance sheet.

12.	COMMITMENTS AND CONTINGENCIES

The Company has entered into operating leases primarily for real estate. These leases are for the Company's operations, production, warehouse, sales, marketing and back office functions and have terms which range from 2 to 10 years. Certain leases are subject to renewal at the option of the Company.

The future minimum payments under non-cancelable operating leases with initial remaining terms in excess of one year as of December 31, 2020, are as follows:

Operating Lease Commitment
2021	$ 971,564
2022	847,979
2023	861,069
2024	874,160
2025 and thereafter	4,802,878
$ 8,357,650

The Company incurred rent expense of $1,093,715 and $549,634 for the years ended December 31, 2020 and 2019, respectively.

13.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 1, 2021, which is the date the financial statements were issued.

On January 26, 2021, the Company signed a Paycheck Protection Program Promissory Note and Agreement for a loan of $1,709,301. The Loan is established under the terms and conditions of the SBA program of the United States Small Business Administration (“SBA”) and the USA CARES Act (2020)(H.R. 748)(15 U.S.C 636 et seq.) (the “Act”) and matures on January 26, 2026, with monthly repayments of $32,546 commencing August, 2021.